UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2023

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)Effective February 1, 2023, Brady Corporation (the “Company”) appointed Brett Wilms to the role of President – EMEA & Australia.
Mr. Wilms, age 48, previously served as the Managing Director of Identification Solutions EMEA since 2018, with added responsibility as the Interim General Manager of the Workplace Safety business since 2022. Prior to joining Brady Corporation, he was a Managing Director of a business within Groupe Autajon, a French publicly-traded labels and packaging group with a primary focus on the pharmaceutical market, from 2011 through 2018. Before joining Groupe Autajon, Mr. Wilms was Vice President of Operations EMEA for Pentair, Inc.
There are no arrangements or understandings between Mr. Wilms and any other persons pursuant to which he was elected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company and Mr. Wilms entered into an addendum to Mr. Wilms’ employment contract effective February 1, 2023 (the “Employment Contract Addendum”). The Employment Contract Addendum modifies Mr. Wilms’ original employment contract (the “Original Employment Contract”) by (1) providing that Mr. Wilms will receive an annual base salary of EUR 296,600 with eligibility for a target annual bonus at 50% of base salary, (2) including a fiscal 2024 annual equity award with a grant date value of USD 135,000, while the timing and ultimate form of equity awards subject to the grant remain in the discretion of the Management Development and Compensation Committee of the Company’s Board of Directors, and (3) providing that Mr. Wilms will participate in the Company’s benefit plans on a basis similar to other executive officers. The Employment Contract Addendum also provides that Mr. Wilms will have a Company share ownership requirement equal to two times his base salary, subject to increase by the Company.
Also effective February 1, 2023, the Company and Mr. Wilms entered into a form of Change of Control Agreement similar to that in place with the Company’s other executive officers. Pursuant to the Change of Control Agreement, following any Termination Due To Change of Control (as defined in the Change of Control Agreement), Mr. Wilms will be entitled to a severance amount equal to two times his base salary plus two times his target bonus amount.
The foregoing description of the Original Employment Contract, the Employment Contract Addendum, and the Change of Control Agreement is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Original Employment Contract between the Company and Mr. Wilms effective June 1, 2018.

10.2	Employment Contract Addendum between the Company and Mr. Wilms effective February 1, 2023.

10.3	Change of Control Agreement between the Company and Mr. Wilms dated as of January 10, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: February 1, 2023

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer